Exhibit 10.17
AMENDMENT TO
EVENT-BASED VESTING INCENTIVE STOCK OPTION AGREEMENT
     This Amendment to the Event-Based Vesting Incentive Stock Option Agreement (this “Amendment”) is entered into and effective as of November 16, 2006 between FGX International Holdings Limited, a British Virgin Islands company (the “Company”) and Alec Taylor (the “Optionee”).
     WHEREAS, the Company and the Optionee are parties to that certain Event-Based Vesting Incentive Stock Option Agreement, dated as of December 15, 2005 (the “Agreement”) pursuant to which the Company granted the Optionee the Option to purchase the Option Shares;
     WHEREAS, the parties desire to amend the Agreement to correct a scrivener’s error and clarify the intent of the parties regarding the treatment of the Option upon termination of the Optionee’s employment with the Company; and
     WHEREAS, pursuant to Section 8(j) of the Agreement, the Agreement may be amended, supplemented or modified in whole or in part by an instrument in writing signed by the parties against whom enforcement of any such amendment, supplement or modification is sought;
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
     2. Addition of New Section 8. Following Section 7 in the Agreement, a new Section 8 shall be added as follows, Section 8 in the Agreement shall be renumbered as Section 9 and all corresponding references to Section 8 in the Agreement shall be deemed to refer to Section 9:
“8. TERMINATION OF EMPLOYMENT
          (a) Voluntary Termination by Optionee. If the Optionee voluntarily terminates his employment with the Company or its subsidiaries, as applicable, (i) the portion, if any, of this Option that has vested as of the date of such termination shall be exercisable for a period not to exceed thirty (30) days after the date of such termination, at which time, the vested and unexercised portion of this Option shall terminate, and the Optionee shall have no further right to purchase Ordinary Shares pursuant to the vested but unexercised portion of this Option, and (ii) the portion, if any, of this Option that has not vested as of the date of such termination shall terminate immediately, and the Optionee shall have no further right to purchase Ordinary Shares pursuant to the unvested portion of this Option.

          (b) Termination for Cause. If the Company or any of its subsidiaries, as applicable, terminates the Optionee’s employment with the Company or such subsidiary for Cause, this Option (including that portion of the Option that has vested and that portion of the Option that has not vested as of the date of such termination) shall terminate immediately, and the Optionee shall have no further right to purchase Ordinary Shares pursuant to this Option. The Board shall determine whether Cause exists for purposes of this Agreement and such determination shall be final, binding and conclusive.
          (c) Termination Without Cause. If the Company or any of its subsidiaries, as applicable, terminates the Optionee’s employment with the Company or such subsidiary without Cause, then (i) the portion of this Option, if any, that has vested as of the date of such termination shall be exercisable by the Optionee for a period of time not to exceed thirty (30) days after the date of such termination, at which time, the vested and unexercised portion of this Option shall terminate, and the Optionee shall have no further right to purchase Ordinary Shares pursuant thereto, and (ii) the portion, if any, of this Option that has not vested as of the date of such termination shall terminate immediately, and the Optionee shall have no further right to purchase Ordinary Shares pursuant to the unvested portion of this Option.
          (d) Death. If the Optionee dies while serving as an employee of the Company or any of its subsidiaries, as applicable, then (i) the portion of this Option, if any, that has vested as of the date of his death shall be exercisable by the executors or administrators or legatees or distributees of the Optionee’s estate for a period of time not to exceed ninety (90) days after the date of the Optionee’s death, at which time, the vested and unexercised portion of this Option shall expire, and such persons shall have no further right to purchase Ordinary Shares pursuant to the vested but unexercised portion of this Option and (ii) the portion, if any, of this Option that has not vested as of the date of the Optionee’s death shall terminate immediately, and the executors, administrators, legatees and/or distributees of the Optionee’s estate shall have no further right to purchase Ordinary Shares pursuant to the unvested portion of this Option.
          (e) Disability. If the Optionee’s employment with the Company or any of its subsidiaries, as applicable, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then (i) the portion of this Option, if any, that has vested as of the date of such termination, shall be exercisable by the Optionee for a period of time not to exceed ninety (90) days after the date of such termination, at which time, the vested and unexercised portion of this Option shall terminate, and the Optionee shall have no further right to purchase Ordinary Shares pursuant to the vested but unexercised portion of this Option, and (ii) the portion, if any, of this Option that has not vested as of the date of such termination shall terminate immediately, and the Optionee shall have no further right to purchase Ordinary Shares pursuant to the unvested portion of this Option. Whether a termination of employment is to be considered by reason of “permanent and total disability” for purposes of this Agreement shall be determined by the Board, which determination shall be final, conclusive and binding on the Optionee.

          (f) General. Notwithstanding the foregoing, the Board may provide, in its sole and absolute discretion, that following termination of employment of the Optionee with the Company or any of its subsidiaries, as applicable, the Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option, either subject to or without regard to any vesting or other limitation on exercise imposed hereunder. Unless otherwise determined by the Board, temporary absence from employment because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment with the Company or any of its subsidiaries, as applicable.”
     3. Complete Agreement. The Agreement, as amended by this Amendment, (including the Plan and the other documents and exhibits referred to in the Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Except as modified by this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect. No representations, warranties, covenants or agreements have been made concerning or affecting this subject matter of the Amendment, except as are contained herein.
     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.
     5. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Rhode Island applicable to contracts executed and to be wholly performed within such State (without regard to the choice of law provisions thereof). Each party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Rhode Island sitting in Providence County, Rhode Island and of the United States District Court for the District of Rhode Island for any actions, suits or proceedings arising out of or relating to this Amendment and the transactions contemplated hereby and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party further agrees that any service of process, summons, notice or document sent by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Amendment or the transactions contemplated hereby in such courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action.
[Signatures Appear on Following Page]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

FGX INTERNATIONAL HOLDINGS LIMITED
By:	/s/ Brian J. Lagarto
	Name:	Brian Lagarto
	Title:	Chief Financial Officer

OPTIONEE
/s/ Alec Taylor
Alec Taylor
Address: 64 Keene Street, #2 Providence, RI 02906

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